UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2015

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 Unregistered Sales of Equity Securities.

On February 25, 2015, the Company entered into a Consulting Agreement with Dignitas Consulting LLC and Mark Maradel whereby the Company engaged their services as consultants for twelve months to advise regarding strategic business planning. As consideration, the Company agreed to issue 800,000 shares of its common stock, in restricted form, to Dignitas and 200,000 shares of its common stock, in restricted form, to Maradel. Neither Dignitas or Maradel are related parties. The Company relied upon exemptions from registration under Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.01 Other Events.

Med-Cannabis Pharma, Inc. (the “Company”) has entered into a Lease Assignment for the lease of approximately 744 sq. feet of retail space in Lane County, Oregon. The lease is for a term of eighteen months with one renewal period for an additional five years. The monthly rent is approximately $1,000. The Company intends to manage a medical marijuana dispensary on these premises once the said dispensary is approved by regulatory authorities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2015	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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